Exhibit 10.18

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of November 11, 2014 (the “Effective Date”) by and among BENECHILL, INC., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

To provide the Company with additional resources to conduct its business, the Purchasers are willing to lend to the Company the amounts set forth in the Schedule of Purchasers, subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	AMOUNT AND TERMS OF THE LOANS

1.1 The Loans. Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company on the date hereof (the “Closing”) the “Base Amount” and, if applicable, the “Over Pro Rata Amount” set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto against the issuance and delivery by the Company of a convertible promissory note for each such amount, in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes” and any Note issued for a loan of a “Base Amount” shall be referred to herein as a “Base Note” and any Note issued for a loan of an “Over Pro Rata Amount” shall be referred to herein as a “Over Pro Rata Note”). Each Note shall automatically be converted simultaneously with the occurrence of an IPO (as defined below), into shares of the Company’s Common Stock at a rate equal to the per share purchase price in which shares of the Company’s Common Stock are sold to the public in the IPO. In the event that the Company elects to terminate its IPO by filing a withdrawal of its registration statement with the Securities and Exchange Commission, then effective as of such date, (i) the outstanding principal balance and all accrued and unpaid interest under each Base Note shall automatically convert into the Company’s Series E Preferred Stock at a conversion price equal to $1.4195, and (ii) the outstanding principal balance and all accrued and unpaid interest under each Over Pro Rata Note shall automatically convert into the Company’s Series E Preferred Stock at a conversion price equal to $1.002. For the purposes of this Agreement, the term “IPO” shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis.

1.2 Issuance of Warrants. If the Notes are converted in connection with an IPO as described above, the Company agrees to issue to each Purchaser a Warrant to Purchase Common Stock in substantially the form attached hereto as Exhibit B (each, a “Warrant” and collectively the “Warrants”) to purchase such number of shares of the Company’s Common Stock equal to 50% of the principal amount of the Note purchased by such Purchaser hereunder divided by the per share purchase price in which shares of the Company’s Common Stock are sold to the public in the IPO. The exercise price under the Warrants will be equal to 125% of the per share purchase price in which shares of the Company’s Common Stock are sold to the public in the IPO.

2.	THE CLOSING

2.1 Closing Date. The Closing shall be held on the Effective Date, and the date that a Closing occurs shall be referred to herein as the “Closing Date”.

2.2 Delivery. At the Closing (i) each Purchaser shall deliver to the Company such Purchaser’s signature page to this Agreement (if not previously delivered) and a check or wire transfer funds in the amount set forth opposite such Purchaser’s name under the “Note Amount” column on the Schedule of Purchasers attached hereto; and (ii) the Company shall issue and deliver to each Purchaser its signature page to this Agreement and a Note in favor of such Purchaser payable in the principal amount set forth opposite such Purchaser’s name under the “Note Amount” column on the Schedule of Purchasers attached hereto.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Corporate Power. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement, to issue each Note and each Warrant, if applicable (collectively with this Agreement, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note and each Warrant. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the loans described herein are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes and the Warrants and the reservation of the equity securities issuable upon conversion of the Notes and exercise of the Warrants (collectively, the “Company Equity Securities”) has been taken or will be taken prior to the issuance of such Company Equity Securities. This Agreement, the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Company Equity Securities, when issued in compliance with the provisions of the Company’s Certificate of Incorporation, this Agreement, the Notes and the Warrants, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and, subject to the accuracy of the representations and warranties of the Purchasers in Section 4, issued in compliance with all applicable federal and securities laws.

3.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the issuance of the Warrants, if applicable, and the Company Equity Securities issuable upon conversion of the Notes and exercise of the Warrants, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except such as may be required under any state or federal securities laws.

3.5 Use of Proceeds. The Company shall use the proceeds of the Loan solely for the operations of its business, and not for any personal, family or household purpose.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

4.1 Purchase for Own Account. Each Purchaser represents that it is acquiring its Note and Warrant, if applicable, and the Company Equity Securities issuable upon conversion of its Note and exercise of any Warrant (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a registration statement under the Securities Act of 1933, as amended (the “Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of Section 4.4(a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of such Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	CONDITIONS OF CLOSING

(a) Conditions to Purchasers’ Obligations at the Closing. A Purchaser’s obligations to purchase a Note at the Closing are subject to the satisfaction, at or prior to the Effective Date, of the following conditions:

(i) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except that any representations and warranties which are qualified with respect to materiality, material adverse effect or similar language shall be true and correct in all respects) as of the Effective Date with the same force and effect as if they had been made as of the Effective Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(ii) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement except for such as may be properly obtained subsequent to the Closing.

(iii) Secretary’s Certificate. The Purchasers shall have received from the Company, a certificate dated as of the Closing, having attached thereto (i) the Company’s Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, and (iii) resolutions approved by the Company’s Board of Directors authorizing the transactions contemplated hereby.

(b) Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(i) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring the Notes and the Warrants, if applicable, shall be true and correct in all respects as of the Closing, with the same force and effect as if they had been made on and as of said date.

(ii) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

6.	MISCELLANEOUS

6.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles.

6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at BeneChill, Inc., Attn: Chief Executive Officer, 10060 Carroll Canyon Rd., Suite 100, San Diego CA 92131, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or a Purchaser may designate by 10 days advance written notice to the other parties hereto.

6.5 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers holding at least 55% of the aggregate principal amount outstanding under the Notes. Any provision of the Notes and the Warrants, if issued, may be amended or waived by the written consent of the Company and the Purchasers holding at least 55% of the aggregate principal amount outstanding under the Notes.

6.6 Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.8 Entire Agreement. This Agreement, the Schedule of Purchasers and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.9 Waiver of Notice; Acknowledgement. Each Purchaser that qualifies as a “Holder” under Section 3.7 of the Third Amended and Restated Investor Rights Agreement dated November 29, 2012 among the Company and the other parties thereto (the “IRA”), hereby (a) waives any right to any notice it otherwise would have had under such section or otherwise in connection with the transactions contemplated by this Agreement, (b) waives any rights under the IRA to purchase a Note in a specific principal amount and (c) acknowledges that the Note acquired pursuant to this Agreement is being acquired in full satisfaction of any purchase right it otherwise might have had under such section or otherwise in connection with the transactions contemplated by this Agreement.

6.10 Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic (including .pdf) execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

BENECHILL, INC.

By:	/s/ Fred Colen
Name:	Fred Colen
Title:	Chief Executive Officer
Address:	10060 Carroll Canyon Rd.
Suite 100
San Diego CA 92131

PURCHASERS:

HealthCap V L.P.
By:	HealthCap V GP SA, Its General Partner

By:	/s/ Francois Kaiser
Name:	Francois Kaiser
Title:	Director

OFP V ADVISOR AB, REG. NO.
556701-1118, Strandvägen 5B,
114 51 Stockholm, Sweden, on behalf of itself and of other members, if any, of the OFCO Club V

By:	/s/ Per Samuelsson	/s/ Jacob Gunterberg

Name:	Per Samuelsson	Jacob Gunterberg
Title:	Partner	Partner

PURCHASERS:

MEDVEN AFFILIATES V, L.P.
By:	MedVenture Associates Management V Co., LLC, its general partner

By:	/s/ Annette Campbell-White
Name:	Annette Campbell-White
Title:	Authorized Signatory

MEDVENTURE ASSOCIATES V, L.P.
By:	MedVenture Associates Management V Co., L.L.C., its general partner

By:	/s/ Annette Campbell-White
Name:	Annette Campbell-White
Title:	Authorized Signatory

PURCHASERS:

NGN BIOMED OPPORTUNITY ANNEX FUND L.P.

By:	/s/ Kenneth Abramowitz
Name:	Kenneth Abramowitz
Title:	GP

NGN BIOMED OPPORTUNITY I, L.P.
By:	NGN BioMed I GP, L.P., its General Partner
By:	NGN Capital LLC, its General Partner

By:	/s/ Kenneth Abramowitz
Name:	Kenneth Abramowitz
Title:	GP

NGN BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS KG
By:	NGN Capital LLC, its Managing Limited Partner

By:	/s/ Kenneth Abramowitz
Name:	Kenneth Abramowitz
Title:	GP

PURCHASERS:

RÜTLI FOUNDATION SOLON MEDICAL

By:	/s/ Claudia Ineichen	/s/ Karl Reichmuth

Name:	Claudia Ineichen	Karl Reichmuth

Title:

PURCHASERS:

ALEXANDER MARCHESSINI

/s/ Alexander Marchessini

PURCHASERS:

MICHAEL BERMAN REVOCABLE TRUST DATED JULY 25, 2007

By:	/s/ Michael Berman